Exhibit 10.2

FORM OF OMNIBUS AGREEMENT

among

ALON USA ENERGY, INC.

ALON ASSETS, INC.

ALON USA PARTNERS GP, LLC

and

ALON USA PARTNERS, LP

FORM OF OMNIBUS AGREEMENT

This OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of            , 2012 among Alon USA Energy, Inc., a Delaware corporation (“Alon USA”), Alon Assets, Inc., a Delaware corporation (“Alon Assets”), Alon USA Partners, LP, a Delaware limited partnership (the “Partnership”), and Alon USA Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS:

Upon the closing of the initial public offering of the Partnership (the “Initial Offering”), each of the Parties desires to enter into this Agreement in order to address (i) the agreement of Alon USA to offer to the Partnership, and to cause its controlled Affiliates to offer to the Partnership, opportunities to acquire certain assets and businesses; (ii) the agreement of Alon Assets to license to the Partnership the “Alon” trade name and related trademarks; and (iii) the obligation of Alon USA to indemnify the Partnership for certain liabilities. In connection with the Initial Offering, Alon USA will contribute to the Partnership certain assets and businesses (the “Contributed Assets”) pursuant to that certain Contribution Agreement dated            , 2012 by and between Alon USA, the Partnership and the other parties thereto. All assets and business of Alon USA not contributed thereunder are referred to herein as the “Retained Assets.”

ARTICLE I

Definitions

As used in this Agreement, all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the First Amended and Restated Agreement of Limited Partnership of Alon USA Partners, LP dated as of            , 2012 (the “Partnership Agreement”).

ARTICLE II

Right of First Refusal

Alon USA hereby agrees, and will cause its controlled Affiliates to agree, for so long as Alon USA or its controlled Affiliates, individually or as part of a group, control the General Partner, that if Alon USA or any of its controlled Affiliates has the opportunity to acquire a controlling interest in any refinery and related crude oil and refined product logistic assets, including non-retail transportation terminal sales, that operate in Arizona, Arkansas, Colorado, Kansas, New Mexico, Oklahoma or Texas (collectively, the “Area of Operation”), then Alon USA or its controlled Affiliates will offer such acquisition opportunity to the Partnership and give the Partnership a reasonable opportunity to acquire such assets or businesses either before Alon USA or its controlled Affiliates acquire it or promptly after the consummation of such acquisition by Alon USA or its controlled Affiliates, at a price equal to the purchase price paid or to be paid by Alon USA or its controlled Affiliates plus any related transaction costs and expenses incurred by Alon USA or its controlled Affiliates. The Partnership’s decision to acquire or not acquire any such assets or businesses will require the approval of the Conflicts Committee of the General Partner. Any assets or businesses that the Partnership does not acquire pursuant to this right of first refusal may be acquired and operated by Alon USA or its controlled Affiliates.

This right of first refusal will not apply to:

•

Any acquisition of any additional interests in any assets or businesses owned by Alon USA or its controlled Affiliates as of the closing of the Initial Offering but not contributed to the Partnership in connection with the Initial Offering, including any replacements and natural extensions thereof;

•

Any investment in or acquisition of any assets or businesses primarily engaged in the businesses in which the Partnership is engaged as of the closing of the Initial Offering and that do not operate in the Area of Operation;

•	Any investment in or acquisition of a minority non-controlling interest in any assets or businesses primarily engaged in the businesses described above; or

•

Any investment in or acquisition of any assets or businesses that Alon USA or its controlled Affiliates, as of the closing of the Initial Offering, are actively seeking to invest in or acquire, or have the right to invest in or acquire.

ARTICLE III

Right of Negotiation

Alon USA hereby agrees, and will cause its controlled Affiliates to agree, for so long as Alon USA or its controlled Affiliates, individually or as part of a group, control the General Partner, that if Alon USA or any of its controlled Affiliates decide to attempt to sell (other than to another controlled Affiliate of Alon USA) any refinery and related crude oil and refined product logistic assets, including non-retail transportation terminal sales, that operate in the Area of Operation, then Alon USA or its controlled Affiliate will notify the Partnership of its desire to sell such assets or businesses and, prior to selling such assets or businesses to a third party, will negotiate with the Partnership exclusively and in good faith for a period of 60 days in order to give the Partnership an opportunity to enter into definitive documentation for the purchase and sale of such assets or businesses on terms that are mutually acceptable to Alon USA or its controlled Affiliate and the Partnership. If the Partnership and Alon USA or its controlled Affiliate have not entered into a letter of intent or a definitive purchase and sale agreement with respect to such assets or businesses within such 60-day period, then Alon USA or its controlled Affiliate will have the right to sell such assets or businesses to a third party following the expiration of such 60-day period on any terms that are acceptable to Alon USA or its controlled Affiliate and such third party. The Partnership’s decision to acquire or not to acquire assets or businesses pursuant to this right will require the approval of the Conflicts Committee of the General Partner.

ARTICLE IV

License of Name and Mark

Subject to the terms and conditions of this Agreement, Alon Assets hereby grants to the Partnership and its Subsidiaries, and the Partnership hereby accepts on behalf of itself and its Subsidiaries, a non-transferable, non-exclusive, sub-licensable, royalty-free, worldwide right and license to use all trademarks, service marks, trade names, trade dress, service names, logos, slogans and other indicia of origin owned by Alon Assets, whether registered or unregistered (the “Marks”), in the conduct of the Partnership’s business (the “License”). Nothing in this License shall be construed as evincing intent by Alon Assets to abandon the use of the Marks during the term of this Agreement.

The Partnership agrees that ownership of the Marks and the goodwill relating thereto shall remain vested in Alon Assets both during the term of this License and thereafter and further agrees, and will cause its Subsidiaries to agree, never to attack, challenge or contest the validity of Alon Assets’ ownership of the Marks or any registration thereof by Alon Assets. The Partnership, on behalf of itself and its Subsidiaries, acknowledges that the use of the Marks shall not create any rights, title or interest in or to the Marks, except as expressly granted herein, and any and all goodwill associated with the use of the Marks by the Partnership or its Subsidiaries shall inure solely to the benefit of Alon Assets.

The Partnership further agrees, and will cause its Subsidiaries to agree, to use the Marks in accordance with such quality standards as established by Alon Assets or its Affiliates from time to time and communicated to the Partnership, it being understood that the products and services offered by the Partnership and its Subsidiaries immediately before the closing of the Initial Offering are of a quality that is acceptable to Alon Assets and justifies the License. Upon at least twenty (20) days prior written notice, the Partnership shall permit and cooperate in the reasonable inspection, by Alon Assets or its designated representative, of the Partnership’s operations that relate to the use of the Marks. Upon the written request of Alon Assets, the Partnership shall promptly supply Alon Assets with specimens of use of the Marks. The Partnership shall cooperate with Alon Assets in connection with Alon Assets’ efforts to protect the Marks and shall promptly comply with requests for information (at Alon Assets’ sole cost and expense), and the Partnership shall promptly execute such instruments as Alon Assets may reasonably request in connection with any registration or enforcement efforts that Alon Assets may undertake in connection with the Marks. The License shall terminate upon the termination of this Agreement pursuant to Section 6.4.

ARTICLE V

Indemnification

5.1 Environmental Indemnification.

(a) Subject to the provisions of Section 5.3, the Partnership shall indemnify, defend and hold harmless Alon USA and its controlled Affiliates from and against any environmental losses suffered or incurred by Alon USA and its controlled Affiliates relating to the ownership or operation of the Contributed Assets (the “Partnership Covered Environmental Losses”). The Partnership Covered Environmental Losses include any indemnification obligations created after the closing of the Initial Offering by (i) the Environmental Agreement dated January 25, 2005 between Alon USA Refining, Inc., Holly Energy Partners, L.P. and the other parties thereto, as amended, and (ii) the Purchase and Sale Agreement dated February 13, 2006 between Alon Petroleum Pipe Line, LP and Sunoco Pipeline L.P., both of which are included in the Contributed Assets.

5.2 Additional Indemnification.

(a) In addition to and not in limitation of the indemnification provided under Section 5.1 and subject to Section 5.3, Alon USA shall indemnify, defend and hold harmless the Partnership from and against any losses of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by the Partnership (“Other Losses”) by reason of or arising out of:

(i)	failure to convey good and indefeasible title to the Contributed Assets to the Partnership, and such failure renders the Partnership unable to use or operate the Contributed Assets in substantially the same manner as they were operated by Alon USA or its controlled Affiliates immediately prior to the closing of the Initial Offering with respect to such Contributed Assets;

(ii)	failure of the Partnership to be the owner on the closing of the Initial Offering of (A) valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interests in and to the lands on which are located any Contributed Assets and (B) valid title to 100% of the equity interest of Alon USA, LP and Alon USA Refining, Inc., in each case to the extent that such failure renders the Partnership liable or unable to use or operate the Contributed Assets in substantially the same manner as they were operated by Alon USA or its controlled Affiliates immediately prior to the closing of the Initial Offering;

(iii)	failure of the Partnership to have on the closing of the Initial Offering any consent or governmental permit and such failure renders the Partnership unable to use or operate the Contributed Assets in substantially the same manner as they were operated by Alon USA or its controlled Affiliates immediately prior to the closing of the Initial Offering;

(iv)	events and conditions associated with the Retained Assets whether occurring before or after the closing of the Initial Offering; and

(v)	all federal, state and local income tax liabilities attributable to the ownership and operation of the Contributed Assets prior to the closing of the Initial Offering, including any such income tax liabilities of Alon USA that may result from the consummation of the IPO Transactions (as defined and described in the Registration Statement);

provided, however, that in the case of clauses (i), (ii), (iii) and (iv) above, such indemnification obligations shall terminate on the third anniversary of the closing of the Initial Offering; and that in the case of clause (v) above, such indemnification obligations shall survive until sixty (60) days after the termination of any applicable statute of limitations.

(b) In addition to and not in limitation of the indemnification provided under Section 5.1(a) and the Partnership Agreement, the Partnership shall indemnify, defend and hold harmless Alon USA and its controlled Affiliates from and against any losses of any and every kind or character, known or unknown, fixed or contingent, suffered or incurred by Alon USA and its controlled Affiliates by reason of or arising out of events and conditions associated with the operation of the Contributed Assets and occurring on or after the closing of the Initial Offering unless such indemnification would not be permitted under the Partnership Agreement.

5.3 Limitations Regarding Indemnification.

In no event shall Alon USA or the Partnership, as the case may be, be obligated under Section 5.1 or 5.2 for any losses or income tax liabilities to the extent either (i) reserved for in the Partnership’s financial statements as of the closing of the Initial Offering or (ii) recovered by the indemnified Party under available insurance coverage, from contractual rights or against any third party.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE

CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

ARTICLE VI

Miscellaneous

6.1 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

6.2 Notice. All notices, requests or consents provided for or required to be given to a Party under this Agreement shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that either Party may designate by written notice to the other Party):

If to Alon USA Energy, Inc. or Alon Assets, Inc.:

Attn:

12700 Park Central Dr., Suite 1600

Dallas, TX 75251

Facsimile:

If to the Partnership or the General Partner:

Alon USA Partners GP, LLC

Attn: James Ranspot

12700 Park Central Dr., Suite 1600

Dallas, TX 75251

Facsimile:

Any such notice shall, (a) if delivered personally, be deemed received upon delivery, (b) if delivered by certified mail, be deemed received five business days after the date of deposit in the United States mail, and (c) if delivered by nationally recognized overnight delivery service, be deemed received the second business day after the date of deposit with the nationally recognized delivery service.

6.3 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior contracts or agreements with respect thereto, whether oral or written.

6.4 Termination of Agreement. This Agreement, other than the provisions set forth in Article V hereof, may be terminated by Alon USA in the event that Alon USA, directly or indirectly, owns less than 50% of the voting equity of the General Partner. For avoidance of doubt, the Parties’ indemnification obligations under Article V shall survive the termination of this Agreement in accordance with their respective terms.

6.5 Amendment. Notwithstanding anything to the contrary in this Agreement, this

Agreement may only be amended, modified, supplemented or restated by a written instrument executed by each of the Parties whose rights or obligations under this Agreement are affected by such amendment, modification, supplement or restatement, other than in a de minimis respect.

6.6 Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

6.7 Counterparts. This Agreement may be executed in counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single agreement binding on the Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart. Any signature delivered by facsimile transmission or scanned and emailed transmission shall be deemed a valid and binding signature for all purposes hereof.

6.8 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

6.9 Further Assurances. The Parties shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by any Party to document, complete or give full effect to the terms and provisions of this Agreement and the transactions and services contemplated herein.

6.10 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date first written above.

ALON USA ENERGY, INC.

By:
Name:
Title:

ALON ASSETS, INC.

By:
Name:
Title:

ALON USA PARTNERS GP, LLC

By:
Name:
Title:

ALON USA PARTNERS, LP

By:	Alon USA Partners GP, LLC,
its general partner

By:
Name:
Title:

Signature Page to Omnibus Agreement